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                                                                    EXHIBIT 23.2










                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Radyne ComStream Inc.:

We consent to the incorporation by reference in the registration statement of Radyne ComStream Inc. (the Company) on Form S-8 of our report dated February 4, 2000, relating to the consolidated balance sheets of the Company as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the years in the two-year period ended December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K of the Company.


                                  /s/ KPMG LLP




Phoenix, Arizona
July 18, 2000